Exhibit 10.18

JOINDER AGREEMENT
TO ROYALTY AGREEMENT (NON-BUYBACK)
This JOINDER AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Joinder”), dated as of September 3, 2026, is entered into by Middlebury Merger Sub Ltd., a business company limited by shares incorporated under the laws of the British Virgin Islands (the “Joining Party”) in favour of OMF Fund III (CR) Ltd., as royalty holder (the “Royalty Holder”) and TMF Canada Inc., as collateral agent (the “Collateral Agent”).
This Joinder refers to the amended and restated royalty agreement dated as of July 11, 2022 between, inter alios, SVRE Holdings Ltd. (“SVRE Holdings”), Royalty Holder and the Collateral Agent (collectively, the “Parties”), as amended by amendment agreement no. 1, dated as of December 22, 2022, amendment agreement no. 2, dated as of August 15, 2023, amendment agreement no. 3, dated as of October 18, 2024, amendment agreement no. 4, dated as of March 5, 2026 and amendment no. 5 (“Amendment No. 5”) dated as of April 15, 2026 (as amended, supplemented and/or otherwise modified to the date hereof, the “Royalty Agreement”). All capitalized terms used and not defined herein shall have the meanings given thereto in the Royalty Agreement or Amendment No. 5, as applicable.
Pursuant to section 4.1 of Amendment No. 5, on or prior to any Permitted Transaction, each Person that becomes a successor to any Royalty Party as a result of such Permitted Transaction shall be required to (i) execute and deliver to the Royalty Holder a joinder, assumption or confirmation pursuant to which such Person assumes or confirms all obligations of the applicable predecessor Royalty Party and agrees to be bound by the Royalty Agreement as if it were an original party thereto, and (ii) grant second-ranking all-asset security to the Collateral Agent for the benefit of the Royalty Holder (subject only to Permitted Encumbrances), together with such legal opinions and ancillary deliverables as may be reasonably requested in connection therewith, and register and file the same in all applicable jurisdictions, in each case in form and substance satisfactory to the Royalty Holder and its counsel, acting reasonably; provided that, any security or perfection steps that by their nature can only be completed following closing shall be completed as soon as reasonably practicable thereafter.
Joining Party is the successor by way of merger as of the date hereof to SVRE Holdings, with such merger constituting a Permitted Transaction. Pursuant to Section 4.1 of Amendment No. 5, the Joining Party shall, and shall cause each of the Grantor Guarantors, to deliver to Collateral Agent copies of the amendments, supplements, reaffirmations, financing statements set forth in Annex A hereto, duly executed and delivered by SVRE Holdings and the Joining Party, as applicable, to confirm, preserve, protect, and perfect the Collateral Agent’s second rank security in the Collateral for the benefit of the Royalty Holder, in each case, by the times specified in Annex A hereto.

1.The Joining Party hereby agrees, by its execution of this Joinder, that it is the “Grantor” under the Royalty Agreement effective as of the date hereof with the same force and effect as if originally named in the Royalty Agreement as the “Grantor”. The Joining Party agrees to comply with, and be subject to, and have the benefit of, all of the terms, conditions, covenants, agreements and obligations applicable to the “Grantor” in the Royalty Agreement and the other Royalty Documents. The Joining Party hereby agrees that (i) each reference to “Grantor” or “SVRE Holdings Ltd.” in the Royalty Agreement and the other Royalty Documents shall be a reference to the Joining Party and (ii) each reference in any Royalty Document to the “Royalty Agreement” shall mean the Royalty Agreement as supplemented hereby. Without limiting the generality of the foregoing terms of this paragraph 1, the Joining Party hereby absolutely, unconditionally and irrevocably covenants in favour of the Royalty Holder the prompt payment and complete observance and performance of each and all the terms, covenants, conditions and provisions to be observed or performed by the Grantor pursuant to the Royalty Agreement.
2.The Joining Party represents and warrants that the representations and warranties made by the Grantor as set out in Section 13.1 and 13.2 of the Royalty Agreement are true and correct in all material respects (or true and correct in all respects if such representation or warranty contains any materiality qualifier, including references to “material,” “Material Adverse Effect”, or dollar or percentage thresholds) as of the date of this Joinder (except to the extent that such representation or warranty expressly relates to an earlier date).
3.Any communication required or permitted to be given to the Joining Party under the Royalty Agreement and the other Royalty Documents will be made as follows:
Middlebury Merger Sub Ltd.
c/o USA Rare Earth, Inc.
100 W. Airport Road
Stillwater, OK  74075
Attn: Valerie Jacob
Email: legal@usare.com
4.The Joining Party hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Joinder and the other Royalty Documents to which it is deemed a party and (b) it has received a copy of the Royalty Agreement and the other Royalty Documents and has reviewed and understands the same.
5.    The Joining Party represents and warrants to the Royalty Holder that this Joinder has been duly and validly executed and delivered by the Joining Party and that this Joinder constitutes a legal, valid, and binding obligation of the Joining Party, enforceable against it in accordance with its terms, except to the extent enforcement may be affected by Applicable Laws and regulations relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

6.This Joinder may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of this Joinder by facsimile or other electronic method of transmission is equally as effective as delivery of an original executed counterpart of this Joinder.
7.This Joinder shall be governed by and construed under the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Joinder to be duly executed as of the date first above written.

Middlebury Merger Sub Ltd. By: USA Rare Earth, Inc. Its: Director
By:	/s/ William Robert Steele, Jr.
Name: William Robert Steele, Jr. Title: Chief Financial Officer

Acknowledged and accepted as of the date first written above.

OMF Fund III (CR) Ltd.
By:	/s/ Istvan Zollei
Name: Istvan Zollei Title: Authorized Signatory

TMF Canada Inc., as Collateral Agent
By:	/s/ Michael Lichti
Name: Michael Lichti Title: Country Leader

Acknowledged and agreed as of the date first written above.

SVRE Holdings Ltd.
By:	/s/ Justin Stewart Machin
Name: Justin Stewart Machin Title: Director

ANNEX A

Existing Security Document	Additional Security Document	Required Date For Execution and Delivery
Brazil
Brazilian Security Documents	MineCo to execute and deliver amendments to each of the Brazilian-law governed Security Documents to reflect the Merger Sub as the borrower and an obligor.	No later than fifteen (15) days after the date hereof.
British Virgin Islands
Borrower Debenture	Merger Sub and the applicable TMF Sub-Agent to execute and deliver a debenture over all of the assets of Merger Sub.	No later than fifteen (15) days after the date hereof.
Switzerland
Swiss Security Documents	SV Management Switzerland AG to execute and deliver a confirmation of its obligations under each of the Swiss-law governed Security Documents.	No later than fifteen (15) days after the date hereof.
United Kingdom
SV UK Share Pledge Agreement
Merger Sub, SVRE UK Limited and the applicable TMF Sub-Agent to execute and deliver a deed of confirmation of the share pledge agreement.

Merger Sub, SVRE UK Limited and the applicable TMF Sub-Agent to execute and deliver a share pledge agreement over 100% of the issued and outstanding shares of SVRE UK Limited.
No later than September 8, 2026.